UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2011

AVENUE SOUTH LTD.
(Exact name of registrant as specified in its charter)

Nevada	333-168346	26-0478989
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9113 Ridge Road, Suite 50
New Port Richey, FL 34654
(Address of principal executive office)

(855) 645-4653
(Registrant's telephone number, including area code)

11759 Crystal Avenue, Chino, CA 91710
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer

Effective September 30, 2011, the board of directors appointed Todd Spinelli and Kim Spinelli to fill the vacancies on the board of directors.

Georgette Mathers, the Company’s President, Secretary, Chief Executive Officer, Chief Financial Officer and Director resigned from the board of directors and resigned as the Company’s President, Secretary, Chief Executive Officer and Chief Financial Officer. Ms. Mather’s resignation as both an officer and director was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Todd Spinelli, 41 years of age, President, Chief Executive Officer , Chief Financial Officer and Director.

Mr. Spinelli has been the President/owner of Global Electric Construction Corp. since 2002.

Kim Spinelli, 46 years of age, Secretary and Director

Kim Spinelli has been a private investor for the last 10 years.

Item 8.01 Other Events

Effective September 30, 2011, the business is now located at 9113 Ridge Road, Suite 50, New Port Richey, FL 34654. The telephone number is (855) 645-465.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVENUE SOUTH LTD.

Date: September 30, 2011	By: /s/ Todd Spinelli
Todd Spinelli,
Chief Executive Officer